UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): June 30, 2007
AIRGAS, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-9344	56-0732648
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

259 North Radnor-Chester Road, Suite 100, Radnor, PA	19087-5283
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (610) 687-5253
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS
Item 2.01. Completion of Acquisition or Disposition of Assets
Item 9.01. Financial Statements and Exhibits
SIGNATURES
Consent of KPMG LLP
Financial Statements of Business Acquired
Pro Forma Financial Information

Item 2.01. Completion of Acquisition or Disposition of Assets.
     On June 30, 2007, pursuant to the Packaged Gas Business Equity Purchase Agreement, dated March 29, 2007 (the “Agreement”), by and among Airgas, Inc. (“Airgas” or the “Company”), Linde Gas Inc., a Delaware corporation (“Linde”), and Linde Aktiengesellschaft, a German corporation (the “Guarantor”), Airgas completed the acquisition of Linde Gas USA LLC (as successor to Linde Gas LLC and subsidiaries) and with it most of the U.S. packaged gas business (“Packaged Gas Operations”) of the Guarantor. Airgas paid cash consideration of $310 million. The amount and type of consideration was determined on the basis of arm’s length negotiations between Airgas and the Guarantor and is subject to a working capital adjustment. The acquisition was financed through borrowings under Airgas’ Twelfth Amended and Restated Credit Agreement dated July 25, 2006, which was previously filed with the Securities and Exchange Commission as Exhibit 4 to the Company’s Form 10-Q for the quarter ended September 30, 2006.
     The closing of the acquisition was conditioned upon regulatory approval and other customary closing conditions. The Packaged Gas Operations, excluding certain retained businesses as described below, generated approximately $342 million in revenue for the year ended December 31, 2006 and includes 130 locations in 18 states with more than 1,400 employees. The acquired operations include branches, warehouses, packaged gas fill plants, and other operations involved in distributing packaged industrial and specialty gases and related equipment. Most of the acquired operations and personnel will be integrated with eight existing Airgas regional companies, entirely in the eastern U.S.
     The transaction excludes Linde’s LifeGas medical gas business, its Spectra Gas rare and specialty gas business, and its Caribbean and Canadian gases business. Also, Linde will retain certain acetylene production and packaged gas fill plants supporting the distributor customer business which had revenues of approximately $18 million for the year ended December 31, 2006. The transaction also would not affect Linde’s ongoing merchant liquid, tonnage, pipeline and on-site business in North America and its packaged gas businesses in other parts of the world.
     On May 23, 2007, Airgas amended its Current Report on Form 8-K (Date of Report: March 9, 2007) and provided financial statements and pro forma combined financial information related to the acquisition of certain operations of the U.S. bulk gas operations of the Guarantor (“Bulk Gas Operations”) that were carved-out of the consolidated financial statements of Linde Gas LLC. Management concluded that the Bulk Gas Operations and Packaged Gas Operations were related businesses that, in the aggregate, were significant to Airgas. Consequently, the financial statements of the Packaged Gas Operations and pro forma combined financial information are also being filed with the Commission.
     Airgas hereby amends Item 2.01 of its Current Report on Form 8-K (Date of Report: June 30, 2007) related to the Packaged Gas Operations as follows:
     The financial statements and pro forma combined financial information required to be filed pursuant to Rule 3-05 of Regulation S-X and Article 11 of Regulation S-X under the Securities Act of 1933, as amended, are included in this Current Report on Form 8-K under Item 9.01.
Item 9.01. Financial Statements and Exhibits.
     (a) Financial Statements of Business Acquired.
     The historical financial statements include the accounts of certain operations of the Packaged Gas Operations that have been carved-out of the consolidated financial statements of Linde Gas LLC (see Basis of Presentation under footnote 1 of the audited carved-out historical financial statements on Page F- 8).
     The audited carved-out historical financial statements of the Packaged Gas Operations as of December 31, 2006 and for the year then ended are attached, beginning on Page F- 1.

     The unaudited carved-out historical financial statements of the Packaged Gas Operations as of March 31, 2007 and for the three months then ended are attached, beginning on Page F- 20.
     (b) Pro forma financial information.
     Unaudited pro forma combined statements of earnings of Airgas and its consolidated subsidiaries, and the Packaged Gas Operations for the three months ended June 30, 2007 and for the year ended March 31, 2007 are attached, beginning on Page PF- 1. The unaudited pro forma combined statement of earnings for the year ended March 31, 2007 also includes unaudited information related to the Bulk Gas Operations for the period not reflected in Airgas’ historical financial statements. Notes to the unaudited pro forma combined financial information begin on Page PF- 4.
     (d) Exhibits.

Exhibit 10.14*	Packaged Gas Business Equity Purchase Agreement, dated March 29, 2007, by and among Linde Gas Inc., Linde AG and Airgas, Inc.

Exhibit 23.1	Consent of KPMG LLP.

*	Previously filed as Exhibit 10.14 to the Company’s annual report on Form 10-K for the year ended March 31, 2007, and filed with the Securities and Exchange Commission on May 30, 2007.

SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant and Co-Registrants have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIRGAS, INC.			AIRGAS EAST, INC.

(Registrant)			AIRGAS GREAT LAKES, INC.
AIRGAS MID AMERICA, INC.
AIRGAS NORTH CENTRAL, INC.
BY:	/s/ Thomas M. Smyth		AIRGAS SOUTH, INC.

	Thomas M. Smyth		AIRGAS GULF STATES, INC.
	Vice President & Controller		AIRGAS MID SOUTH, INC.
AIRGAS INTERMOUNTAIN, INC.
AIRGAS NORPAC, INC.
AIRGAS NORTHERN CALIFORNIA & NEVADA, INC.
AIRGAS SOUTHWEST, INC.
AIRGAS WEST, INC.
AIRGAS SAFETY, INC.
AIRGAS CARBONIC, INC.
AIRGAS SPECIALTY GASES, INC.
NITROUS OXIDE CORP.
RED-D-ARC, INC.
AIRGAS DATA, LLC

(Co-Registrants)

		BY:	/s/ Thomas M. Smyth Thomas M. Smyth
Vice President
DATED: September 11, 2007

PACKAGED GAS OPERATIONS
(Carved-Out Operation of Linde Gas USA LLC, as
successor to Linde Gas LLC, and Subsidiaries)
Financial Statements
December 31, 2006
(With Independent Auditors’ Report Thereon)

PACKAGED GAS OPERATIONS
(Carved-Out Operation of Linde Gas USA LLC, as
successor to Linde Gas LLC, and subsidiaries)

Independent Auditors’ Report
The Board of Directors
Linde Gas USA LLC
We have audited the accompanying balance sheet of Packaged Gas Operations (carved-out operation of Linde Gas USA LLC, as successor to Linde Gas LLC, and subsidiaries) (the Company) as of December 31, 2006 and the related statements of operations, capital employed, and cash flows for the year then ended. These financial statements are the responsibility of Linde Gas USA LLC and subsidiaries management. Our responsibility is to express an opinion on these financial statements based on our audit.
We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Packaged Gas Operations (carved-out operation of Linde Gas USA LLC, as successor to Linde Gas LLC, and subsidiaries) as of December 31, 2006, and the results of its operations and its cash flows for the year then ended in conformity with U.S. generally accepted accounting principles.
/s/ KPMG LLP

Cleveland, Ohio
June 29, 2007

PACKAGED GAS OPERATIONS
(Carved-Out Operation of Linde Gas USA LLC, as
successor to Linde Gas LLC, and Subsidiaries)
Balance Sheet
December 31, 2006
(Dollars in thousands)

Assets
Current assets:
Cash and cash equivalents	$1,224
Accounts and notes receivable, less allowance for doubtful accounts of $4,151	41,562
Related party receivables	666
Inventories	38,546
Deferred income taxes	6,663
Prepaid expenses and other current assets	1,219

Total current assets	89,880

Property, plant, and equipment, at cost:
Land and improvements	11,294
Buildings and improvements	43,237
Machinery and equipment	310,226
Construction in progress	399

365,156

Less accumulated depreciation	(236,495)

128,661

Other assets:
Goodwill	29,013
Intangibles, less accumulated amortization	2,526
Other assets	1,767

33,306

Total assets	$251,847

Liabilities and Capital Employed
Current liabilities:
Current portion of long-term debt	$514
Accounts payable	20,043
Accrued liabilities	20,002
Related party payables	3,167

Total current liabilities	43,726

Long-term debt	2,532
Deferred income taxes	28,734

Total liabilities	74,992

Capital employed	176,855

Commitments and contingencies

Total liabilities and capital employed	$251,847

See accompanying notes to the financial statements

PACKAGED GAS OPERATIONS
(Carved-Out Operation of Linde Gas USA LLC, as
successor to Linde Gas LLC, and Subsidiaries)
Statement of Operations
Year ended December 31, 2006
(Dollars in thousands)

Net sales	$359,666
Cost of goods sold	243,227
Depreciation and amortization	18,264
Selling and administrative	79,173
Related party research and development	2,350

Operating income	16,652

Interest expense	5,825
Other income, net	(1,057)

Income before taxes	11,884

Income tax provision	4,842

Net income	$7,042

See accompanying notes to the financial statements

PACKAGED GAS OPERATIONS
(Carved-Out Operation of Linde Gas USA LLC, as
successor to Linde Gas LLC, and Subsidiaries)
Statement of Capital Employed
Year ended December 31, 2006
(Dollars in thousands)

Balance at January 1, 2006	$191,412
Net income	7,042
Amounts remitted to Linde Gas, LLC	(21,599)

Balance at December 31, 2006	$176,855

See accompanying notes to the financial statements

PACKAGED GAS OPERATIONS
(Carved-Out Operation of Linde Gas USA LLC, as
successor to Linde Gas LLC, and Subsidiaries)
Statement of Cash Flows
Year ended December 31, 2006
(Dollars in thousands)

Cash flows from operating activities:
Net income	$7,042
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	18,264
Loss on disposal of property, plant, and equipment	102
Deferred income taxes	995
Changes in assets and liabilities:
Accounts and notes receivables, net	2,804
Inventories	807
Prepaid expenses and other current assets	57
Accounts payable	(5,677)
Accrued liabilities	1,798
Other assets	579

Net cash provided by operating activities	26,771

Cash flows from investing activities:
Acquisition of intangibles	(129)
Acquisition of property, plant, and equipment	(7,602)
Proceeds from sale of property, plant, and equipment	183

Net cash used in investing activities	(7,548)

Cash flows from financing activities:
Repayment of long-term debt	(622)
Increase in related party obligations, net	2,917
Amounts remitted to Linde Gas, LLC	(21,599)

Net cash used in financing activities	(19,304)

Net change in cash and cash equivalents	(81)

Cash and cash equivalents, at beginning of year	1,305

Cash and cash equivalents, at end of year	$1,224

Interest paid, including $5,087 to related parties	$5,357

See accompanying notes to the financial statements

PACKAGED GAS OPERATIONS
(Carved-Out Operation of Linde Gas USA LLC, as
successor to Linde Gas LLC, and subsidiaries)
Notes to Financial Statements
December 31, 2006
(Dollars in thousands)
(1) Summary of Significant Accounting Policies
(a)	Organization

These financial statements have been prepared in response to the Packaged Gas Business Equity Purchase Agreement by and among Linde Gas Inc. (Linde Gas), Linde AG (Linde) and Airgas, Inc. (Airgas) dated as of March 29, 2007. The packaged gas operations (the Company) was previously a component of Linde Gas LLC (Linde LLC). In March 2007, Linde LLC sold the bulk gas component of its business to Airgas. In conjunction with that sale, a corporate restructuring was enacted whereby Linde LLC was sold along with its bulk gas component and Linde Gas USA LLC was created to hold the remaining net assets, including the net assets of the packaged gas operations.

Linde LLC and subsidiaries operates primarily in the industrial and medical gas industries. Operations involve production and distribution of industrial, medical, and specialty gases. Linde LLC also distributes welding equipment and other products used with industrial and medical gases.

(b)	Basis of Presentation

The accompanying financial statements include the accounts of the Company that have been carved out of the consolidated financial statements of Linde LLC. The financial statements of the Company give effect to accounting and allocation policies established by Linde LLC management for purposes of these carve-out financial statements and are in accordance with the guidelines provided by Staff Accounting Bulletin No. 55 (SAB 55), Allocation of Expenses and Related Disclosures in Financial Statements of Subsidiaries, Divisions, and Lesser Business Components of Another Entity, of the Securities and Exchange Commission (SEC). The carve-out financial statements have been prepared on a basis that management believes to be reasonable to reflect the financial position, results of operations and cash flows of the packaged gas operations, including portions of Linde LLC corporate costs and administrative shared services.

The carve-out financial statements reflect the Company’s assets, liabilities, results of operations and cash flows, including allocations by Linde LLC, on a historical cost basis.

Costs related entirely to packaged gas operations have been attributed directly to the Company in the accompanying financial statements. These expenses consist of direct production costs, personnel costs, utilities, taxes, amounts paid to third parties and all other direct costs associated with the physical site and operations of the Company.
(Continued)

PACKAGED GAS OPERATIONS
(Carved-Out Operation of Linde Gas USA LLC, as
successor to Linde Gas LLC, and subsidiaries)
Notes to Financial Statements
December 31, 2006
(Dollars in thousands)
(c) Methods of Allocation
(i)	Cash

Bank and other cash accounts were identified with the respective business based on location and use of the account.

(ii)	Accounts Receivable and Revenue

A product hierarchy list was used for summarization of revenues and for the calculation of accounts receivable. Open invoices for ship-to accounts that included sales of packaged gas product lines were included in the balance.

(iii)	Inventories and Costs of Good Sold

Packaged gas inventories were specifically identified by plant and branch locations and valued at the lower of cost or market. Other inventories were included and allocated in a manner consistent with the use of the inventory. Certain production costs specific to the packaged gas operations were accumulated in cost centers and specifically identified. In addition, purchased hardware and purchased gases were specifically identified by account and product line, respectively.

(iv)	Prepaid Expenses and Other Current Assets

Specific identification was used where the assets were attributable solely to the packaged gas business. Where the asset contained categories in addition to packaged gas, allocation was made in a manner consistent with an appropriate expense ratio, headcount or other alternative method which properly expressed allocation to the packaged gas business.

(v)	Property, Plant, and Equipment

Plant assets related to the packaged gas business were specifically identified where feasible. Cylinders and other related assets were identified by reference to the customer and included in the packaged gas business.

(vi)	Other Assets

Other assets are comprised of deferred compensation arrangements, which were allocated based on participants employed within the packaged gas business.

(vii)	Accounts Payable

Vendor records were analyzed to determine the appropriate allocation methodology. Where vendor indebtedness was by purchase order arrangement, specific identification was made by reference to the location. In other instances, allocation was made by reference to the resulting expense expressed as a percentage of the packaged gas expense divided by the total expense.
(Continued)

PACKAGED GAS OPERATIONS
(Carved-Out Operation of Linde Gas USA LLC, as
successor to Linde Gas LLC, and subsidiaries)
Notes to Financial Statements
December 31, 2006
(Dollars in thousands)
(viii)	Accrued Liabilities

Packaged gas accruals were specifically identified where practical, but generally were allocated by a method which, in management’s opinion, appropriately considers the nature of the account. Methods of allocations included packaged gas expenses, headcount and sales volume.

(ix)	Specifically Identifiable Operating Expenses

Costs which relate entirely to the packaged gas operations are entirely attributed to the Company. Such costs are generally summarized in discrete cost centers used to designate a function or physical site. Cost centers are used to accumulate substantially all operating costs related to that particular function or site, including direct production costs, personnel costs, utilities, maintenance, taxes and other direct operating expenses. Additionally, any costs incurred by Linde LLC or amounts paid to third parties which are specifically identifiable to packaged gas operations are attributed to the Company.

(x)	Shared Operating Expenses

Linde LLC allocates the costs of certain corporate general and administrative services and shared services, including shared personnel, to the Company based on a variety of allocation methods. Shared services include executive management, legal, accounting, information technology, human resources, purchasing and supply, safety, insurance and maintenance. Shared services costs have been allocated to the Company primarily based on one of the following allocation methods: (1) percentage of total Linde LLC revenue, (2) headcount, (3) number of site locations, or (4) combined metric based on percentage of working capital, headcount, sales and total assets. The management of Linde LLC determined the appropriate allocation method based on the nature of the shared service activity. These costs are included in the accompanying statement of operations within selling and administrative expenses and approximated $15,520 in 2006.

(xi)	Income Taxes

Linde LLC is a limited liability company, which is not subject to federal income taxes. The taxable income of Linde LLC flows through to its owners as defined in its parents’ ownership agreement.

Following the guidance provided in SAB 55, the Company’s income tax provision has been determined using corporate statutory rates adjusted for the effect of temporary differences of the Company as though the Company were filing a separate return. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between
(Continued)

PACKAGED GAS OPERATIONS
(Carved-Out Operation of Linde Gas USA LLC, as
successor to Linde Gas LLC, and subsidiaries)
Notes to Financial Statements
December 31, 2006
(Dollars in thousands)
financial reporting and tax bases of asset and liabilities and are measured using enacted tax rates and laws. However, the amounts allocated for income taxes in the accompanying financial statements are not necessarily indicative of the actual amount of income taxes that would have been recorded had the Company been held within a separate stand-alone entity.

(xii)	Interest Expense

Interest expense is allocated based upon the ratio of the Company’s capital employed as compared to Linde LLC’s capital employed.
(d)	Concentration of Credit Risks

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of trade receivables. Concentrations of credit risk are limited due to the Company’s large number of customers and their dispersion across many industries throughout the United States. Credit terms granted to customers are generally net 30 days.

(e)	Revenue Recognition

Revenue is recognized when: a firm sales agreement exists; product is shipped or services are provided to customers; and collectibility of the fixed or determinable sales price is reasonably assured. For deposits or prepayments received by the Company for product that is stored at a Company facility, revenue is deferred and recognized when the product is shipped.

Rental fees on packaged gas cylinders and other equipment are recognized when earned. The associated revenue streams are classified as rental revenue and represent fourteen percent (14%) of total revenue. Under long-term agreements, rental fees collected in advance are deferred and recognized on a straight line basis over the terms of the agreement. Service revenues are recognized when earned as the services are provided.

For agreements that contain multiple deliverable products and/or services, amounts assigned to each component are based on its objectively determined fair value, such as the sales price for the component when it is sold separately.

(f)	Cost of Goods Sold

Costs of goods sold principally consist of direct material costs, direct labor, freight and manufacturing overhead.

(g)	Selling and Administrative Expenses

Selling and administrative expenses consist of labor and overhead associated with the purchasing, marketing and distribution of the Company’s products, as well as costs associated with a variety of administrative functions such as legal, accounting, human resources and facility-related expenses.
(Continued)

PACKAGED GAS OPERATIONS
(Carved-Out Operation of Linde Gas USA LLC, as
successor to Linde Gas LLC, and subsidiaries)
Notes to Financial Statements
December 31, 2006
(Dollars in thousands)
(h)	Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(i)	Trade Accounts Receivable

Trade accounts receivable are recorded at the invoiced amount and do not bear interest. The allowance for doubtful accounts is the Company’s estimate of the amount of probable credit losses in the Company’s existing accounts receivable. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. The Company does not have any off balance sheet credit exposure related to its customers.

(j)	Inventories

Inventories are stated at the lower of cost or market. Cost is determined using the average cost method.

(k)	Property, Plant, and Equipment

Property, plant, and equipment are recorded at cost. Repairs and maintenance are charged to expense as incurred, while betterments that extend useful lives are capitalized. Depreciation is provided for on a straight-line method over the estimated useful lives of the assets. Estimated useful lives for financial reporting purposes are as follows:

Building and improvements	25 years
Machinery and equipment	3 to 20 years
On a continuing basis, the Company reviews the carrying value of property and equipment for impairment in accordance with Statement of Financial Accounting Standards (SFAS) No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets (SFAS 144). If events or changes in circumstances were to indicate that an asset carrying value may not be recoverable, a write-down of the asset would be recorded through a charge to operations.
Depreciation and amortization expense for the year ended December 31, 2006 was $16,530. Building and improvements includes amounts under capital lease of $1,495, net of accumulated amortization of $907 at December 31, 2006.
Disposals are removed at cost less accumulated depreciation with the resulting gain or loss reflected in operations.
(Continued)

PACKAGED GAS OPERATIONS
(Carved-Out Operation of Linde Gas USA LLC, as
successor to Linde Gas LLC, and subsidiaries)
Notes to Financial Statements
December 31, 2006
(Dollars in thousands)
Leasehold improvements in connection with operating leases of real property are amortized over the shorter of their economic lives or the lease term. Rent escalations, rent holidays, rent concessions and leasehold improvement incentives in connection with operating leases of real property are amortized on a straight-line basis over the lease term.

(l)	Goodwill

Goodwill is the cost in excess of fair market value of net assets of acquired businesses and is not amortized. In accordance with SFAS No. 142, Goodwill and Other Intangible Assets (SFAS 142), goodwill is evaluated at least annually for impairment.

SFAS 142 establishes accounting and reporting standards for goodwill and other intangible assets in that goodwill and other intangible assets that have indefinite useful lives will not be amortized, but will be tested at least annually for impairment.

Under SFAS 142, the Company is required to test all existing goodwill for impairment on a reporting unit basis. A fair value approach is used to test goodwill for impairment. An impairment charge is recognized for the amount, if any, by which the carrying amount exceeds its implied fair value. Fair value of the Company and the related implied fair value of goodwill were established using discounted cash flows.

As of December 31, 2006, the Company completed the goodwill impairment test in accordance with SFAS 142, which resulted in no impairment charge. There were no changes in the carrying amount of goodwill for the year ended December 31, 2006.

(m)	Fair Value of Financial Instruments

The carrying amounts of accounts receivable, related party receivables, prepaid expenses, accounts payable, related party payables and accrued expenses approximate fair value because of the short maturity of those instruments. The carrying value of the Company’s long-term debt is considered to approximate the fair value of those instruments based on the borrowing rates currently available to the Company for loans with similar terms and maturities.

(n)	Derivative Financial Instruments

The Company uses derivative instruments to limit exposure to variability related to the purchase of propane. The Company accounts for derivatives pursuant to SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended, which requires that all derivative instruments be recorded on the balance sheet at their respective fair values.

The accounting for changes in the fair value of a derivative depends on the use of the derivative, which is designated on the date a derivative contract is entered into. To the extent that a derivative is effective as a cash flow hedge of an exposure to future changes in value, the change in fair value of the derivative is deferred in other comprehensive income (a component of capital employed). Any
(Continued)

PACKAGED GAS OPERATIONS
(Carved-Out Operation of Linde Gas USA LLC, as
successor to Linde Gas LLC, and subsidiaries)
Notes to Financial Statements
December 31, 2006
(Dollars in thousands)
portion considered to be ineffective will be reported in earnings immediately. To the extent that a derivative is effective as a hedge of an exposure to future changes in fair value, the change in the derivative’s fair value will be offset in the statement of operations. The Company does not hold derivative instruments or engage in hedging activities for purposes of speculation.

The fair values of all outstanding derivative instruments were determined using quoted market prices. At December 31, 2006, the Company’s contracts are not designated as hedges under SFAS No. 133. The fair value of the Company’s derivative contracts at December 31, 2006, was immaterial.

(o)	Recently Issued Accounting Pronouncements

In September 2005, the Emerging Issues Task Force (EITF) ratified EITF No. 04-13, Accounting for Purchases and Sales of Inventory with the Same Counterparty. This issue addresses the circumstances under which two or more inventory purchase and sale transactions with the same counterparty should be viewed as a single exchange transaction and whether there are circumstances under which such nonmonetary exchanges should be accounted for at fair value. The adoption of this interpretation is effective for fiscal periods beginning after March 15, 2006 and is not expected to have a material impact on the Company’s financial statements.

The Financial Accounting Standards Board (FASB) published Interpretation No. 48, Accounting for Uncertainty in Income Taxes (Interpretation No. 48) in June 2006. This interpretation requires companies to determine whether it is more likely than not that a tax position will be sustained upon examination by the appropriate taxing authorities before any part of the benefit can be recorded in the financial statements. Interpretation No. 48 also provides guidance on derecognition, classification, accounting in interim periods, and disclosure requirements for tax contingencies. This interpretation is effective for fiscal years beginning after December 15, 2006. The Company is currently assessing the impact that Interpretation No. 48 will have on the Company’s financial statements.

In September 2006, the FASB issued SFAS No. 157 Fair Value Measurements (SFAS No. 157). SFAS No. 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. SFAS No. 157 does not require any new fair value measurements, rather it applies under existing accounting pronouncements that require or permit fair value measurements. SFAS No. 157 is effective for fiscal years beginning after November 15, 2007. The Company is evaluating the impact of adoption of SFAS No. 157 on the Company’s financial statements.

On September 29, 2006, the FASB issued SFAS No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans (SFAS No. 158). SFAS No. 158 requires an employer that sponsors one or more defined benefit pension plans or other postretirement plans to 1) recognize the funded status of a plan, measured as the difference between plans assets at fair value and the benefit obligation in the balance sheet, 2) recognize as a component of other comprehensive
(Continued)

PACKAGED GAS OPERATIONS
(Carved-Out Operation of Linde Gas USA LLC, as
successor to Linde Gas LLC, and subsidiaries)
Notes to Financial Statements
December 31, 2006
(Dollars in thousands)
income, net of tax, the gains or losses and prior service costs or credits that arise during the period but are not recognized as components of net periodic benefit cost, 3) measure defined benefit plan assets and obligations as of the date of the employer’s fiscal year-end balance sheet; and 4) disclose in the notes to the financial statements additional information about the effects on net periodic benefit cost for the next fiscal year that arise from delayed recognition of the gains or losses, prior service cost or credits, and transition asset or obligation. The recognition and disclosure provisions of SFAS No. 158 will be applied prospectively for fiscal years ending after June 15, 2007. The Company is currently assessing the impact SFAS No. 158 will have on the Company’s financial statements.

The FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities-including an amendment of FASB Statement No. 115 in the first quarter of 2007. The statement allows entities to value financial instruments and certain other items at fair value. The statement provides guidance over the election of the fair value option including the timing of the election and specific items eligible for the fair value accounting. Changes in fair values would be recorded in earnings. The statement is effective for fiscal years beginning after November 15, 2007. The Company is evaluating the timing, method and potential impact of the adoption of this statement, if any, on the Company’s financial statements.
(2)	Inventory

Inventories consist of the following at December 31, 2006:

Raw materials and work-in process	$63
Finished goods	38,483

$38,546

(Continued)

PACKAGED GAS OPERATIONS
(Carved-Out Operation of Linde Gas USA LLC, as
successor to Linde Gas LLC, and subsidiaries)
Notes to Financial Statements
December 31, 2006
(Dollars in thousands)
(3)	Lease Commitments

The Company leases certain facilities and equipment, principally machinery and buildings under non-cancelable operating leases expiring at various dates through 2014, most of which are renewable. Many of the leases contain provisions to allow the Company to purchase the assets at their fair market value. The Company also leases a building under a capital lease expiring in 2015. The future minimum lease payments, by year, under noncancelable operating leases and capital leases as of December 31, 2006 are as follows:

	Operating	Capital
	leases	leases
2007	$8,053	285
2008	4,437	294
2009	3,541	303
2010	1,324	312
2011	249	321
Thereafter	110	1,022

Total	$17,714	2,537

Less imputed interest costs		690

Present value of capital lease obligation		1,847

Less current portion		143

Long-term capital lease obligation		$1,704

Total rental expense associated with operating leases was $9,765 for the year ended December 31, 2006.
(Continued)

PACKAGED GAS OPERATIONS
(Carved-Out Operation of Linde Gas USA LLC, as
successor to Linde Gas LLC, and subsidiaries)
Notes to Financial Statements
December 31, 2006
(Dollars in thousands)
(4)	Income Taxes

The Company’s provision for income taxes for the year ended December 31, 2006 consisted of the following:

Current:
Federal	$3,078
State	769

3,847

Deferred:
Federal	893
State	102

995

Provision for income taxes	$4,842

The provision for income taxes for the year ended December 31, 2006 differs from that computed at the Federal statutory corporate tax rate as follows:

Computed income taxes at 35%	$4,159
State income tax, net of federal tax benefit	566
Other, net	117

Provision for income taxes	$4,842

(Continued)

PACKAGED GAS OPERATIONS
(Carved-Out Operation of Linde Gas USA LLC, as
successor to Linde Gas LLC, and subsidiaries)
Notes to Financial Statements
December 31, 2006
(Dollars in thousands)
The components of deferred tax assets and deferred tax liabilities at December 31, 2006 are as follows:

Deferred tax assets:
Accounts receivable	$1,619
Inventory	1,893
Accrued liabilities	1,941
Other	1,210

Total deferred tax assets	6,663

Deferred tax liabilities:
Property, plant and equipment	(28,291)
Goodwill	(443)

Total deferred tax liabilities	(28,734)

Net deferred tax liabilities	$(22,071)

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based upon the level of historical taxable income and projections for future taxable income over the periods in which the deferred tax assets are deductible, management believes it is more likely than not that the Company will realize the benefits of these deductible differences.

(5)	Pension Plans

Substantially all employees of the Company are covered under noncontributory defined benefit pension plans sponsored by Linde Gas USA LLC. Pension benefits are based on years of benefit service and the average of the employee’s earnings during the five consecutive years out of the last ten years that will afford the highest average earnings.

Pension expense for 2006 was $1,800, and was allocated based on the total headcount of the Company at December 31, 2006.

In addition, the Company contributes to various defined contribution pension plans sponsored by Linde Gas USA LLC. In general, employees may contribute 1% to 15% of annual compensation, and the Company will match 50% of the first 3% contributed. The Company’s employer contribution expense for the year ended December 31, 2006 was $2,412 and was allocated based on the total headcount of the Company at December 31, 2006.
(Continued)

PACKAGED GAS OPERATIONS
(Carved-Out Operation of Linde Gas USA LLC, as
successor to Linde Gas LLC, and subsidiaries)
Notes to Financial Statements
December 31, 2006
(Dollars in thousands)
(6)	Long-Term Debt

Long-term debt consists of the following at December 31, 2006:

Notes payable	$1,199
Capital lease obligation	1,847

3,046

Less current maturities	514

$2,532

The notes are payable annually. The aggregate maturities of long-term debt, including the capital lease obligation, are as follows: 2007 – $514; 2008 – $564; 2009 – $614; 2010 – $211; 2011 – $238 and $905 thereafter.

(7)	Related Party Transactions

Transactions between the Company, Linde and its affiliates commonly occur in the normal course of business. Linde LLC allocates the cost of certain corporate costs and shared operating expenses, including personnel costs, to the Company based on various allocation methods established by management of Linde LLC.

The Company was allocated research and development expenses of $2,350 in 2006 in connection with an agreement with an affiliate.

The Company participated in Linde LLC’s centralized cash management system. Cash received from collection of the Company’s receivables are transferred to Linde LLC’s centralized cash accounts, and cash disbursements to pay the Company’s direct costs are funded from the centralized cash accounts on a daily basis. Net cash generated by the Company is shown as a reduction in capital employed. Under this system, the Company has no external sources of financing, such as available lines of credit, as may be necessary to operate as a separate entity.

(8)	Contingencies

In the course of its normal operations, the Company is subject to various claims and lawsuits. In management’s opinion, any other such outstanding matters of which the Company has knowledge have been reflected in the financial statements, are covered by insurance, or in the opinion of management, would have no material adverse affect on the Company’s financial position, results of operations, or cash flows.

PACKAGED GAS OPERATIONS
(Carved-Out Operation of Linde Gas USA LLC, as
successor to Linde Gas LLC, and Subsidiaries)
Condensed Financial Statements
March 31, 2007
(Unaudited)

PACKAGED GAS OPERATIONS
(Carved-Out Operation of Linde Gas USA LLC, as
successor to Linde Gas LLC, and Subsidiaries)

PACKAGED GAS OPERATIONS
(Carved-Out Operation of Linde Gas USA LLC, as
successor to Linde Gas LLC, and Subsidiaries)
Balance Sheets
(Dollars in thousands)

	(Unaudited)
	March 31,	December 31,
	2007	2006
Assets

Current assets:
Cash	$780	$1,224
Accounts and notes receivable, less allowance for doubtful accounts of $3,885 and $4,151, respectively	47,630	41,562
Related party receivables	877	666
Inventories	39,197	38,546
Deferred income taxes	6,559	6,663
Prepaid expenses and other current assets	2,011	1,219

Total current assets	97,054	89,880

Property, plant, and equipment, at cost:
Land and improvements	11,304	11,294
Buildings and improvements	43,237	43,237
Machinery and equipment	310,255	310,226
Construction in progress	167	399

	364,963	365,156

Less accumulated depreciation	(240,486)	(236,495)

	124,477	128,661

Other assets:
Goodwill	29,013	29,013
Intangibles, less accumulated amortization	2,150	2,526
Other assets	1,750	1,767

	32,913	33,306

Total assets	$254,444	$251,847

Liabilities and Capital Employed

Current liabilities:
Current portion of long-term debt	$514	$514
Accounts payable	22,180	20,043
Accrued liabilities	20,621	20,002
Related party payables	1,814	3,167

Total current liabilities	45,129	43,726

Long-term debt	2,252	2,532
Deferred income taxes	28,629	28,734

Total liabilities	76,010	74,992

Capital employed	178,434	176,855

Commitments and contingencies

Total liabilities and capital employed	$254,444	$251,847

See accompanying notes to the financial statements

PACKAGED GAS OPERATIONS
(Carved-Out Operation of Linde Gas USA LLC, as
successor to Linde Gas LLC, and Sudsidiaries)
Statements of Operations
(Unaudited)
(Dollars in thousands)

	Three Months Ended
	March 31,
	2007	2006
Net sales	$94,035	$92,239
Cost of goods sold	62,142	61,405
Depreciation and amortization	4,496	4,789
Selling and administrative	19,686	20,140
Related party research and development	718	777

Operating income	6,993	5,128

Interest expense	641	1,681
Other, net	(58)	46

Income before taxes	6,410	3,401

Income tax provision	2,500	1,384

Net income	$3,910	$2,017

See accompanying notes to the financial statements

PACKAGED GAS OPERATIONS
(Carved-Out Operation of Linde Gas USA LLC, as
successor to Linde Gas LLC, and Subsidiaries)
Statements of Capital Employed
(Unaudited)
(Dollars in thousands)

	Three Months Ended
	March 31,
	2007	2006
Balance at January 1, 2007 and 2006, respectively	$176,855	$191,412
Net income	3,910	2,017
Amounts remitted to Linde Gas, LLC	(2,331)	(7,197)

Balance at March 31, 2007 and 2006, respectively	$178,434	$186,232

See accompanying notes to the financial statements

PACKAGED GAS OPERATIONS
(Carved-Out Operation of Linde Gas USA LLC, as
successor to Linde Gas LLC, and Subsidiaries)
Statements of Cash Flows
(Unaudited)
(Dollars in thousands)

	Three Months Ended
	March 31,
	2007	2006
Cash flows from operating activities:
Net income	$3,910	$2,017
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,496	4,789
Loss (gain) on disposal of property, plant, and equipment	37	(45)
Changes in assets and liabilities:
Accounts and notes receivables, net	(6,068)	(3,081)
Deferred income taxes	(1)	104
Inventories	(651)	9,274
Prepaid expenses and other current assets	(792)	(1,526)
Accounts payable	2,137	(6,104)
Accrued liabilities	619	95
Other assets	17	1,105

Net cash provided by operating activities	3,704	6,628

Cash flows from investing activities:
Acquisition of property, plant, and equipment	—	(381)
Proceeds from sale of property, plant, and equipment	27	50

Net cash provided by (used in) investing activities	27	(331)

Cash flows from financing activities:
Repayment of long-term debt	(280)	(408)
Change in related party obligations, net	(1,564)	1,073
Amounts remitted to Linde Gas, LLC	(2,331)	(7,197)

Net cash used in financing activities	(4,175)	(6,532)

Net change in cash and cash equivalents	(444)	(235)

Cash, at beginning of period	1,224	1,305

Cash, at end of period	$780	$1,070

Interest paid	$49	$41

See accompanying notes to the financial statements

PACKAGED GAS OPERATIONS
(Carved-Out Operation of Linde Gas USA LLC, as
successor to Linde Gas LLC, and Subsidiaries)
Notes to Financial Statements
March 31, 2007 and December 31, 2006
(Dollars in thousands)
(Unaudited)
(1)	Summary of Significant Accounting Policies
(a)	Organization

These financial statements have been prepared in response to the Packaged Gas Business Equity Purchase Agreement by and among Linde Gas Inc. (Linde Gas), Linde AG (Linde) and Airgas, Inc. (Airgas) dated as of March 29, 2007. The packaged gas operations (the Company) was previously a component of Linde Gas LLC (Linde LLC). In March, 2007, Linde LLC sold the bulk gas component of its business to Airgas. In conjunction with that sale, a corporate restructuring was enacted whereby Linde LLC was sold with its bulk gas component and Linde Gas USA LLC was created to hold the remaining net assets, including the net assets of the packaged gas operation. Linde LLC operates primarily in the industrial and medical gas industries. Operations involve production and distribution of industrial, medical, and specialty gases. Linde LLC also distributes welding equipment and other products used with industrial and medical gases.

(b)	Basis of Presentation

The accompanying unaudited financial statements include the accounts of the Company that have been carved out of the consolidated financial statements of Linde LLC and reflect all adjustments which, in the opinion of management, are necessary for a fair presentation of the results for the interim periods. These unaudited financial statements should be read in conjunction with the financial statements and related notes of the Company as of and for the year ended December 31, 2006. The results of operations for the three months ended March 31, 2007 may not be indicative of the results to be expected for the year ending December 31, 2006.

The financial statements of the Company give effect to accounting and allocation policies established by Linde LLC management for purposes of these carve-out financial statements and are in accordance with the guidelines provided by Staff Accounting Bulletin 55 (SAB 55), Allocation of Expenses and Related Disclosures in Financial Statements of Subsidiaries, Divisions, and Lesser Business Components of Another Entity, of the Securities and Exchange Commission (the SEC). The carve-out financial statements have been prepared on a basis that management believes to be reasonable to reflect the financial position, results of operations and cash flows of the packaged gas operations, including portions of Linde LLC corporate costs and administrative shared services.

The carve-out financial statements reflect the Company’s assets, liabilities, results of operations and cash flows, including allocations by Linde LLC, on a historical cost basis.

Cost related entirely to packaged gas operations have been attributed to the Company in the accompanying financial statements. These expenses consist of direct production costs, personnel costs, utilities, taxes, amounts paid to third parties and all other direct costs associated with the physical site and operations of the company.
(Continued)

PACKAGED GAS OPERATIONS
(Carved-Out Operation of Linde Gas USA LLC, as
successor to Linde Gas LLC, and Subsidiaries)
Notes to Financial Statements
March 31, 2007 and December 31, 2006
(Dollars in thousands)
(Unaudited)
(c)	Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(d)	Recently Adopted Accounting Pronouncements

Effective January 1, 2007, the Company adopted Interpretation No. 48, Accounting for Uncertainty in Income Taxes – an interpretation of FASB Statement No. 109, (FIN 48). FIN 48 clarifies the accounting for uncertainty in income tax positions and requires applying a “more likely than not” threshold to the recognition of tax positions based on the technical merits of the position. FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. Any transition adjustment recognized on the date of adoption is to be recorded as an adjustment to retained earnings as of the beginning of the adoption period. The Company assessed FIN 48 and noted there is no material impact on the Company’s financial statements.
(2)	Inventory

Inventories consist of the following at March 31, 2007 and December 31, 2006:

	2007	2006
Raw materials and work-in process	$78	$63
Finished goods	39,119	38,483

	$39,197	$38,546

(3)	Income Taxes

The provision for income taxes for the three months ended March 31, 2007 and 2006 was $2,500 and $1,384, respectively. The effective tax rate of 40.7% and 39.0% for the three months ended March 31, 2007 and 2006, respectively, represents taxes computed at the statutory corporate rates as though the Company were filing a separate return.

(4)	Pension Plans

Substantially, all employees of the Company are covered under noncontributory defined benefit pension plans sponsored by Linde Gas USA LLC. Pension benefits are based on years of benefit service and the
(Continued)

PACKAGED GAS OPERATIONS
(Carved-Out Operation of Linde Gas USA LLC, as
successor to Linde Gas LLC, and Subsidiaries)
Notes to Financial Statements
March 31, 2007 and December 31, 2006
(Dollars in thousands)
(Unaudited)
average of the employee’s earnings during the five consecutive years out of the last ten years that will afford the highest average earnings.

Pension expense for the three months ended March 31, 2007 and year ended December 31, 2006 was $276 and $456, respectively, and was allocated based on the number of participants employed in the packaged gas business divided by the total participants within Linde LLC.

In addition, the Company contributes to various defined contribution pension plans sponsored by Linde Gas USA, LLC. In general, employees may contribute 1% to 15% of annual compensation, and the Company will match 50% of the first 3% contributed. The Company’s employer contribution expense for the three months ended March 31, 2007 and 2006 was $602 and $564, respectively, and was allocated based on the total headcount of the Company for the respective periods.

(5)	Long-Term Debt

At March 31, 2007 and December 31, 2006, long-term debt to unrelated parties is comprised of $965 and $1,199 of notes payable, respectively, due 2009, and $1,801 and $1,847, respectively, in a capital lease obligation maturing in 2014. The notes are payable annually.

(6)	Related Party Transactions

Transactions between the Company, Linde and its affiliates commonly occur in the normal course of business. Linde Gas USA LLC allocates the cost of certain corporate costs and shared operating expenses, including personnel costs, to the Company based on various allocation methods established by management of Linde Gas USA LLC.

The Company was allocated research and development expenses of $718 and $777 for the three months ended March 31, 2007 and year ended December 31, 2006, respectively, in connection with an agreement with an affiliate. This agreement requires the Company to reimburse the affiliate for research and development expenses incurred based on a calculated percentage of net sales.

(7)	Contingencies

In the course of its normal operations, the Company is subject to other claims and lawsuits. In management’s opinion, any such outstanding matters of which the Company has knowledge have been reflected in the financial statements, are covered by insurance, or in the opinion of management, would have no material adverse affect on the Company’s financial position, results of operations, or cash flows.
(Continued)

PACKAGED GAS OPERATIONS
(Carved-Out Operation of Linde Gas USA LLC, as
successor to Linde Gas LLC, and Subsidiaries)
Notes to Financial Statements
March 31, 2007 and December 31, 2006
(Dollars in thousands)
(Unaudited)
(8)	Subsequent Events

On June 30, pursuant to the Packaged Gas Business Equity Purchase Agreement, dated March 29, 2007 (the “Agreement”), by and among Linde Gas Inc., Linde AG and Airgas, Inc. (the “Buyer”), Linde AG completed the divestiture of the Packaged Gas Operations to the Buyer. The Buyer paid cash consideration of approximately $310,000. The amount and type of consideration was determined on the basis of arm’s length negotiations between Linde AG and the Buyer and is subject to a working capital adjustment. The closing of the acquisition was conditioned upon regulatory approval of the transactions contemplated by the Agreement, and other customary conditions.

Airgas, Inc. and Subsidiaries
Unaudited Pro Forma Combined Financial Information
     The following unaudited pro forma combined financial information for Airgas, Inc. (“Airgas” or the “Company”) gives effect to the purchase, using the purchase method of accounting, of certain operations of the U.S. Linde packaged gas operations (“Packaged Gas Operations”) that have been carved-out of the consolidated financial statements of Linde Gas USA LLC (as successor to Linde Gas, LLC and subsidiaries). As such, the cost to acquire the Packaged Gas Operations has been allocated to the respective assets acquired and liabilities assumed based on their estimated fair values at the closing of the acquisition. A preliminary allocation of the costs to acquire the Packaged Gas Operations was made to the assets and liabilities of the Packaged Gas Operations in the balance sheet as of June 30, 2007 that was filed in Airgas’ Form 10-Q dated August 8, 2007. Airgas is continuing to assess the estimated fair values of the assets acquired and liabilities assumed and such fair values are subject to revision based on actual working capital, a net working capital purchase price adjustment, as defined in the Packaged Gas Business Equity Purchase Agreement dated as of March 29, 2007, by and among Linde Gas Inc. (“Linde”), Linde AG and Airgas (the “Agreement”) and as Airgas finalizes appraisals and other analyses. Additionally, in connection with finalizing the Company’s plan to exit acquired duplicate facilities and headcount reductions, the Company anticipates recording additional liabilities in purchase accounting. The Agreement also provides that for federal income tax purposes, Linde and Airgas must agree on the purchase price allocation within 180 days from June 30, 2007, unless extended by mutual agreement. Accordingly, based on the aforementioned factors, the final allocation may be different from the amounts reflected in Airgas’ consolidated balance sheet as of June 30, 2007. The unaudited pro forma combined statements of earnings for the three months ended June 30, 2007 and year ended March 31, 2007 assume the acquisition was effected on April 1, 2006. As noted in the Form 8-K/A filed May 23, 2007, Airgas completed its acquisition of certain of the U.S. bulk gas business of Linde AG (the “Bulk Gas Operations”) and provided pro forma information for the nine months ended December 31, 2006 and the year ended March 31, 2006.
     The unaudited pro forma combined statements of earnings were prepared using carved-out historical financial statements from the Packaged Gas Operations and Bulk Gas Operations based on the following periods:
•	Unaudited pro forma combined statement of earnings for the three months ended June 30, 2007 – Combines the Airgas three months ended June 30, 2007 statement of earnings with the Packaged Gas Operations statement of earnings for the three months ended March 31, 2007.

•	Unaudited pro forma combined statement of earnings for the year ended March 31, 2007 – Combines the Airgas year ended March 31, 2007 statement of earnings with the Packaged Gas Operations statement of earnings for the year ended December 31, 2006 and the Bulk Gas Operations statement of earnings for the year ended December 31, 2006.
     The pro forma adjustments, and the assumptions on which they are based, are described in the accompanying notes to the unaudited pro forma combined financial information.
     The unaudited pro forma combined statements of earnings are presented for illustrative purposes only to aid in the analysis of the impact of the acquisitions on Airgas and are not necessarily indicative of the results of operations that would have been realized had Airgas and the Packaged Gas Operations and Bulk Gas Operations been a single entity during the periods presented. In addition, the unaudited pro forma combined statements of earnings are not necessarily indicative of the future results of Airgas. The pro forma data does not include benefits associated with anticipated synergies related to combining the businesses as well as integration costs. The unaudited pro forma combined statements of earnings and related notes should be read in conjunction with the historical financial statements of Airgas, the Packaged Gas Operations and the Bulk Gas Operations.

AIRGAS, INC. AND SUBSIDIARIES
Unaudited Pro Forma Combined Statement of Earnings
For the Three Months Ended June 30, 2007
(In thousands, except per share amounts)

		Linde - Packaged			Pro Forma
	Airgas, Inc.	Gas Operations	Adjustments	Footnotes	Combined
Net Sales	$915,099	$94,035	$(4,987)	(a)(b)	$1,004,147

Costs and Expenses:
Cost of products sold (excluding depreciation)	437,978	62,142	(17,822)	(a)(b)(c)	482,298
Selling, distribution and administrative expenses	321,412	20,404	13,799	(a)(c)	355,615
Depreciation	41,565	4,121	(1,181)	(e)	44,505
Amortization	2,907	375	89	(f)	3,371

Total costs and expenses	803,862	87,042	(5,115)		885,789

Operating Income	111,237	6,993	128		118,358

Interest expense, net	(20,508)	(641)	(4,109)	(g)	(25,258)
Discount on securitization of trade receivables	(4,119)	—	—		(4,119)
Other income (expense), net	(84)	58	—		(26)

Earnings before income taxes and minority interest	86,526	6,410	(3,981)		88,955

Income taxes	(34,095)	(2,500)	1,553	(h)	(35,042)
Minority interest in earnings of consolidated affiliate	(711)	—	—		(711)

Net Income	$51,720	$3,910	$(2,428)		$53,202

Earnings per common share from net income:
Basic	$0.65				$0.67

Diluted	$0.63				$0.65

Weighted average shares outstanding:
Basic	79,004				79,004

Diluted	83,630				83,630

See accompanying notes to the unaudited pro forma combined financial information.

AIRGAS, INC. AND SUBSIDIARIES
Unaudited Pro Forma Combined Statement of Earnings
For the Year Ended March 31, 2007
(In thousands, except per share amounts)

		Linde - Packaged	Linde - Bulk			Pro Forma
	Airgas, Inc.	Gas Operations	Gas Operations	Adjustments	Footnotes	Combined
Net Sales	$3,205,051	$359,666	$175,625	$(34,427)	(a)(b)(c)	$3,705,915

Cost and Expenses:
Cost of products sold (excluding depreciation expense)	1,567,090	243,227	106,570	(120,342)	(a)(b)(c)(d)	1,796,545
Selling, distribution and administrative expenses	1,149,166	81,523	14,090	91,593	(a)(b)(d)	1,336,372
Depreciation	138,818	16,530	27,161	(17,922)	(f)	164,587
Amortization	8,525	1,734	—	2,125	(g)	12,384

Total costs and expenses	2,863,599	343,014	147,821	(44,546)		3,309,888

Operating Income	341,452	16,652	27,804	10,119		396,027

Interest expense, net	(60,180)	(5,825)	(4,263)	(37,573)	(h)	(107,841)
Discount on securitization of trade receivables	(13,630)	—	—	—		(13,630)
Loss on extinguishment of debt	(12,099)	—	—	—		(12,099)
Other income (expense), net	1,601	1,057	(65)	—		2,593

Earnings before income taxes and minority interest	257,144	11,884	23,476	(27,454)		265,050

Income taxes	(99,883)	(4,842)	(9,555)	11,314	(i)	(102,966)
Minority interest in earnings of consolidated affiliate	(2,845)	—	—	—		(2,845)

Net Income	$154,416	$7,042	$13,921	$(16,140)		$159,239

Earnings per common share from net income:
Basic	$1.98					$2.04

Diluted	$1.92					$1.98

Weighted average shares outstanding:
Basic	78,025					78,025

Diluted	82,566					82,566

See accompanying notes to the unaudited pro forma combined financial information.

Airgas, Inc. and Subsidiaries
Notes to Unaudited Pro Forma Combined Financial Information
Amounts in (000’s)
ACQUISITION PURCHASE PRICE ALLOCATION – June 30, 2007
(a)	The table below summarizes the preliminary estimated purchase price allocation for the purchase of the Packaged Gas Operations as reflected in Airgas’ June 30, 2007 Form 10-Q filed with the Securities and Exchange Commission on August 8, 2007. The purchase price allocation was based on preliminary estimates of fair value and is subject to revision based on actual working capital, a net working capital purchase price adjustment, as defined in the Agreement and as Airgas finalizes appraisals and other analyses. Additionally, in connection with finalizing the Company’s plan to exit acquired duplicate facilities and headcount reductions, the Company anticipates recording additional liabilities in purchase accounting. The transaction is taxable for federal and state income tax purposes. The Agreement also provides that for federal income tax purposes, Linde and Airgas must agree on the purchase price allocation within 180 days from June 30, 2007, unless extended by mutual agreement.

Current assets, net	$88,991
Plant and equipment	227,198
Goodwill	17,327
Customer list	13,000
Current liabilities	(33,497)
Long-term liabilities and assumed debt	(1,519)

Total cash consideration, including estimated transaction costs	$311,500

STATEMENT OF EARNINGS PRO FORMA ADJUSTMENTS – THREE MONTHS ENDED JUNE 30, 2007
(a)	To carve-out and eliminate the distributor customer business retained by Linde (supported by certain acetylene production and packaged gas fill plants) that is included in the interim unaudited financial statements of the Packaged Gas Operations.

Net Sales	$4,420
Cost of products sold (excluding depreciation)	2,729
Selling, distribution and administrative expenses	1,231
(b)	To reflect the elimination of Packaged Gas Operations sales to Airgas of $567 and cost of products sold incurred by Airgas of $567.

(c)	In order to conform to the financial statement presentation of Airgas, a pro forma adjustment has been reflected to reclassify certain cylinder filling and distribution costs recorded in cost of products sold in the Packaged Gas Operations historical financial statements of $14,526 to selling, distribution and administrative expenses. In addition, selling, distribution and administrative expenses were increased by $504 to reflect the elimination of the net change in cylinder filling costs deferred in ending historical gas inventories.

(d)	Linde’s historical selling, distribution and administrative expenses include $718 in related-party research and development expenses. A pro forma adjustment was not made for these expenses however; they will not be incurred by Airgas post-acquisition.

(e)	To adjust depreciation expense by $1,181 resulting from the revaluation of property and equipment, offset by longer estimated remaining useful lives ranging from 3 to 30 years (weighted average of approximately 25 years) using Airgas’ established accounting policies.

(f)	To increase amortization expense of $89 related to the valuation of customer relationships, amortized using the straight-line method over 7 years.

(g)	To reflect the increase in interest expense resulting from an increase in debt to finance the acquisition, including estimated transaction costs. The interest rate used to calculate interest expense was 6.1% and represents Airgas’ incremental borrowing rate at the date of acquisition. A change of 1/8% in the interest rate would result in a change in interest expense and net earnings of $97 and $59, respectively.

(h)	To adjust the income tax expense of the historical Packaged Gas Operations based on the pro forma adjustments at an effective tax rate of 39%.
STATEMENT OF EARNINGS PRO FORMA ADJUSTMENTS – YEAR ENDED MARCH 31, 2007
(a)	To carve-out and eliminate the distributor customer business retained by Linde (supported by certain acetylene production and packaged gas fill plants) that is included in the audited financial statements of the Packaged Gas Operations.

Net Sales	$17,700
Cost of products sold (excluding depreciation)	11,047
Selling, distribution and administrative expenses	4,973
(b)	To reflect the elimination of 22 days of Bulk Gas Operations from the annual Bulk Gas Operations statement of earnings based on the acquisition date by Airgas of March 9, 2007 (financial results from March 9, 2007 through March 31, 2007 are already included in the Airgas statement of earnings for the year ended March 31, 2007).

Net Sales	$9,674
Cost of products sold (excluding depreciation)	3,043
Selling, distribution and administrative expenses	2,825
(c)	To reflect the elimination of the following historical sales to Airgas:
i.	Packaged Gas Operations sales to Airgas of $1,205 and cost of products sold incurred by Airgas of $1,205.

ii.	Bulk Gas Operations sales to Airgas of $5,848 and cost of products sold incurred by Airgas of $5,848.
(d)	In order to conform to the financial statement presentation of Airgas, the following pro forma adjustments were made:
i.	A pro forma adjustment has been reflected to reclassify certain filling and distribution costs recorded in cost of products sold in the Packaged Gas Operations historical financial statements of $63,723 to selling, distribution and administrative expenses. In addition, selling, distribution and administrative expenses were increased by $192 to reflect the elimination of the net change in cylinder filling costs deferred in ending historical gas inventories.

ii.	A pro forma adjustment has been reflected to reclassify distribution costs recorded in cost of products sold in the Bulk Gas Operations historical financial statements of $35,476 to selling, distribution and administrative expenses.

(e)	The Packaged Gas Operations and Bulk Gas Operations historical selling, distribution and administrative expenses include $2,350 and $2,684, respectively, in related-party research and development expenses. A pro forma adjustment was not made for these expenses however; they will not be incurred by Airgas post-acquisition.

(f)	To adjust depreciation expense resulting from the revaluation of property and equipment, offset by longer estimated remaining useful lives using Airgas’ established accounting policies:
i.	Reduce Packaged Gas Operations by $4,961 based on remaining useful lives ranging from 3 to 30 years (weighted average of approximately 25).

ii.	Reduce Bulk Gas Operations by $12,961 based on remaining useful lives ranging from 3 to 25 years (weighted average of approximately 20 years).
(g)	To increase amortization expense related to the valuation of customer relationships:
i.	Packaged Gas Operations of $123, amortized using the straight-line method over 7 years.

ii.	Bulk Gas Operations of $2,002, amortized using the straight-line method over 10 years.
(h)	To reflect the increase in interest expense resulting from an increase in debt to finance the acquisitions, including estimated transaction costs. The interest rate used to calculate interest expense was 6.1% and represents Airgas’ incremental borrowing rate at the date of acquisition. A change of 1/8% in the interest rate would result in a change in interest expense and net earnings of $976 and $596, respectively.

(i)	To adjust the income tax expense of the historical Packaged Gas Operations and Bulk Gas Operations based on the pro forma adjustments at an effective tax rate of 39%.